                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors Riviera Electric Construction Co.

We consent to the use in this Registration Statement on Form S-4 of our report dated February 18, 1998, with respect to the balance sheets of Riviera Electric Construction Co. as of December 31, 1997 and 1996, and related statements of income, stockholders' equity and cashflows for the three years in the period ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4.

/s/ Baird, Kurtz & Dobson

Baird, Kurtz & Dobson
Denver, Colorado
December 22, 1999